pebblebrook HOTEL TRUST

hotel vintage park
seattle, washington

Property Information:

Acquisition Price:	$32.5M ($262k per room)
Location:	Seattle, WA
Acquired:	July 9, 2012
Rooms:	124
Type:	Full-Service
Built:	1922
Converted to Hotel:	1992

Property Highlights:
- 124 distinctively styled AAA four-diamond guest rooms with each guest room dedicated to a Washington State winemaker
- Award-winning Tulio Ristorante, a cozy Italian restaurant that serves breakfast, lunch (brunch on weekends) and dinner daily
- 1,000 square feet of meeting space, including 700 square feet in "Solaio," a private event room
- On-site valet parking in the three-level, 66-space parking structure
- Business center
- Fitness center
- In-room spa services

Historic Performance and Valuation:

Estimated Discount to Replacement Cost:	25% - 30%
2011 Occupancy:	88%
2011 ADR:	$146
Forward 12-Month Cap Rate (Projected EBITDA)[1]:	7.2% - 8.7%
Forward 12-Month Cap Rate (Projected NOI)[1] :	6.0% - 7.5%

(1) Based on previously disclosed forecasted net operating income after capital reserves ("NOI") and previously disclosed forecasted hotel earnings before interest, taxes, depreciation and amortization ("EBITDA").


lobby


guest room

Market Highlights:

Market Overview:
- Proven history of strong recovery from market downturns with a compounded annual RevPAR growth of 9.5% from 2003 to 2007
- Downtown Seattle has over 33 million square feet of office space
- Most populous city in the northwest United States
- Highly diverse employment base with notable concentrations in the technology, industrial and service industries


VINTAGE
PARK
exterior

Demand Generators:
- Strong corporate environment with three Fortune 500 companies
  - *Headquarters of Amazon.com, Nordstrom and Starbucks*
  - *Five of Seattle's largest and highest-quality office towers within 5 blocks of the hotel*
- Washington State Convention Center
- Tourism:
  - *Pike Place Market*
  - *Seattle Waterfront*
  - *Seattle Aquarium*
  - *Seattle Art Museum*
  - *Olympic Sculpture Park*
  - *Pioneer Square*
  - *Woodland Park Zoo*
  - *Seattle Center*
- Home of the Seattle Mariners, Seattle Seahawks and Seattle Storm
- Port and cruise ship terminals
- Seattle-Tacoma International Airport, gateway airport to Asia

Seattle Downtown Sub-Market Operating Performance


ADR ($)
RevPAR ($)
Occupancy (%)
2000-2011 ADR CAGR: (1.1%)
2000-2011 RevPAR CAGR: (1.5%)
$170
$150
$130
$110
$90
$70
76%
73%
70%
67%
64%
61%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011

Competitive Set:

Hotels	Map Marker	Rooms	Year Opened
Hotel Vintage Park	★	***124***	***1992***
Sorrento Hotel	1	76	1908
Mayflower Park Hotel	2	160	1927
Hotel Max	3	163	1935
The Paramount Hotel	4	146	1996
Hotel Monaco Seattle *(Owned by Pebblebrook)*	5	189	1997
Hotel Andra	6	119	1926
Total (including the Hotel Vintage Park)		**977**	



Investment Highlights:

Strengths
- Premier location in growing international gateway market nearing peak hotel occupancies
- High barriers to entry
- Consistently high occupancy (above 77% for the last decade)
- Destination food and beverage outlet, Tulio Ristorante
- Significant discount to replacement cost

Opportunities
- Upside from property renovation in Q1 2014
- Operating synergies and marketing opportunities with Hotel Monaco Seattle
- Expansion of Washington State Convention Center
- Improved cash flow through Pebblebrook asset management and best practices

This summary information sheet contains certain "forward-looking statements" relating to, among other things, hotel EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use the words "projected," "expected," "planned" and "estimated" or other similar expressions, we are identifying forward-looking statements. The forward-looking statements on this summary information sheet are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. All information on this sheet is as of July 9, 2012. We undertake no duty to update the information to conform to actual results or changes in our expectations. For additional information, please visit our website at www.pebblebrookhotels.com.